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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


                  We consent to inclusion in this Post-Effective Amendment No. 5 to the Registration Statement on Form SB-2 of our report dated February 6, 1999 on our audits of the financial statements of Cytoclonal Pharmaceutics Inc., a Delaware corporation, as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998. We also consent to the reference of our firm under the captions "Experts" and "Selected Financial Data" in the Prospectus.


/s/ Richard A. Eisner & Company, LLP
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Richard A. Eisner & Company, LLP
New York, New York
April 21, 1999